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                                                           [EXECUTION COPY]






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                            STOCK PURCHASE AGREEMENT




                                  by and among



                                 CD RADIO INC.,


                                 DAVID MARGOLESE


                                       AND



                        LORAL SPACE & COMMUNICATIONS LTD.



                         ------------------------------

                              Dated: August 5, 1997
                         ------------------------------


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                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----

ARTICLE 1    DEFINITIONS......................................................1
             1.1           Definitions........................................1

ARTICLE 2    PURCHASE AND SALE OF SECURITIES..................................5
             2.1           Purchase and Sale of Securities....................5
             2.2           Closing............................................5
             2.3           Satellite Contract.................................5

ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................6
             3.1           Corporate Existence and Power......................6
             3.2           Subsidiaries.......................................6
             3.3           Corporate Authorization; No Contravention..........6
             3.4           Governmental Authorization; Third Party Consents...7
             3.5           Binding Effect.....................................7
             3.6           Capitalization of the Company......................7
             3.7           SEC Filings; Financial Statements..................7
             3.8           Absence of Certain Developments....................8
             3.9           Compliance with Laws...............................8
             3.10          Licenses...........................................8
             3.11          Litigation.........................................8
             3.12          Intellectual Property..............................8
             3.13          Private Offering...................................9
             3.14          Broker's, Finder's or Similar Fees.................9
             3.15          No Other Significant Stockholder...................9

ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..................9
             4.1           Existence and Power................................9
             4.2           Authorization; No Contravention....................9
             4.3           Governmental Authorization; Third Party Consents...9
             4.4           Binding Effect....................................10
             4.5           Purchase for Own Account..........................10
             4.6           Broker's, Finder's or Similar Fees................10


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ARTICLE 5    COVENANTS OF THE COMPANY AND DAVID MARGOLESE..................11
             5.1           Rule 144........................................11
             5.2           Tag-Along Rights................................11
             5.3           Preemptive Right................................12

ARTICLE 6    COVENANTS OF THE PURCHASER....................................13

ARTICLE 7    REGISTRATION RIGHTS...........................................14
             7.1           Requested Registration..........................14
             7.2           Company Registration............................14
             7.3           Transferability.................................15
             7.4           Expenses of Registration........................15
             7.5           Registration Procedures.........................15
             7.6           Indemnification.................................16

ARTICLE 8    MISCELLANEOUS ................................................18
             8.1           Expenses........................................18
             8.2           Notices.........................................18
             8.3           Successors and Assigns..........................19
             8.4           Amendment and Waiver............................19
             8.5           Counterparts....................................20
             8.6           Headings........................................20
             8.7           Governing Law...................................20
             8.8           Severability....................................20
             8.9           Entire Agreement................................20
             8.10          Further Assurances..............................20



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                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT, dated as of August 5, 1997 (this "Agreement"), among CD Radio Inc., a Delaware corporation (the "Company"), David Margolese and Loral Space & Communications Ltd., a Bermuda company (the "Purchaser").

                  WHEREAS, the Company proposes to issue and sell to the Purchaser, and the Purchaser proposes to buy, for an aggregate purchase price of $25,000,000, a total of 1,905,488 shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"); and

                  WHEREAS, simultaneously with the Closing (as defined in Section 2.2), the Company and Space Systems/Loral, Inc. ("SS/L") intend to amend that certain contract between the Company and SSL, respecting the purchase by the Company from SS/L of satellites (the "Satellite Contract"), as contemplated by Amendment No. 16 thereto, the form of which is set forth as Exhibit A hereto;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

                  "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Person specified.

                  "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "Beneficial Owner" shall mean a Person who beneficially owns any securities within the meaning of Rule 13d-3 under the Exchange Act, and "beneficially owned" and "beneficial ownership" shall have correlative meanings.


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                  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "Bylaws" means the bylaws of the Company, as the same may have been amended and in effect as of the Closing Date.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as the same may have been amended and in effect as of the Closing Date.

                  "Closing" has the meaning assigned to such term in Section
2.2.

                  "Closing Date" has the meaning assigned to such term in
Section 2.2.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" means the Common Stock, par value $.001 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Comparable Stockholder" means David Margolese and any other Person who, together with its Affiliates, is (i) the Beneficial Owner of at least the Threshold Percentage of the Common Stock, (ii) the Beneficial Owner of at least the Threshold Percentage of the Convertible Preferred Stock, (iii) the Beneficial Owner of at least the Threshold Percentage of any other class of capital stock of the Company that is convertible into or exchangeable for Common Stock or (iv) whose percentage beneficial ownership of the Common Stock, the Convertible Preferred Stock and any other such class of capital stock of the Company outstanding shall aggregate at least the Threshold Percentage.

                  "Contractual Obligation" means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "Convertible Preferred Stock" means the Company's 5% Delayed Convertible Preferred Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "GAAP" means generally accepted accounting principles.

                  "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining

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to government or any International regulatory body having or asserting jurisdiction over a Person, its business or its properties.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.

                  "Operational Date" means the first date on which the Company's two satellites are successfully launched and operational within the meaning of the Satellite Contract.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

                  "Prospectus" shall mean the prospectus included in any Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "Purchased Shares" has the meaning assigned to such term in
Section 2.1.

                  "Registrable Securities" shall mean each of the Purchased Shares and any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Purchased Shares, until, in the case of any such share, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) in the opinion of counsel to the Company, it is saleable by the holder thereof pursuant to Rule 144(k), or (iii) it is distributed to the public by the holder thereof pursuant to Rule 144; provided, however, that for purposes of Sections 7.1, 7.2 and Article 6, Registrable Securities shall not include any Purchased Shares that are subject to a lock-up agreement during the period in which disposition of such Purchased Shares would violate the terms of such lock-up agreement.

                  "Registration Expenses" means all expenses incurred by the Company in compliance with Article 7, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audit incident to or required by any such registration.

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                  "Registration Statement" shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Requirement of Law" means, as to any Person, the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

                  "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  "SEC Documents" means all proxy statements, registration statements, reports and other documents filed or required to be filed by the Company or any of its Subsidiaries with the Commission pursuant to the Securities Act or the Exchange Act.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Selling Expense" means all underwriting discounts and commissions applicable to the sale of the Purchased Shares.

                  "Significant Stockholder" means David Margolese and any other Person who, together with its Affiliates, is (i) the Beneficial Owner of at least 10% of the Common Stock, (ii) the Beneficial Owner of at least 10% of the Convertible Preferred Stock, (iii) whose percentage beneficial ownership of the Common Stock, the Convertible Preferred Stock and any other class of capital stock of the Company that is convertible into, or exchangeable at the option of the holder for, Common Stock shall aggregate at least 10% or (iv) is the Beneficial Owner of at least the number of shares of Common Stock beneficially owned by Loral and its Affiliates; provided that no Person shall be deemed a "Significant Stockholder" under this clause (iv) at a time when Loral and its Affiliates beneficially own less than 5% of the Common Stock. Notwithstanding the foregoing, a Significant Stockholder shall not include any Person who holds the capital stock of the Company solely as a passive investment.

                  "Subsidiary" means in respect of any Person any other Person which, at the time as of which any determination is made, such Person or one or more of its Subsidiaries has, directly or indirectly, voting control.

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                  "Threshold Percentage" means the lesser of (i) 10% and (ii)
the percentage of Common Stock then beneficially owned by the Purchaser and its Affiliates.

                  "Transfer" means any sale, assignment, hypothecation, transfer or other disposition. For purposes of Section 5.2, a "Transfer" shall not include a gift or transfer by operation of law incident to a Person's death, divorce, incapacity, bankruptcy or similar event, but only if and to the extent the transferee agrees to be bound by the provisions of Section 5.2. "Transferor" and "Transferee" shall have correlative meanings.



                                    ARTICLE 2

                         PURCHASE AND SALE OF SECURITIES

                  2.1 Purchase and Sale of Securities. Subject to the terms herein set forth and in reliance upon the representations set forth below, the Company agrees to sell to the Purchaser, and the Purchaser agrees that it will purchase from the Company, on the Closing Date, 1,905,488 shares of Common Stock for the aggregate purchase price of $25,000,000 (all of the shares of Common Stock being purchased pursuant hereto being referred to herein as the "Purchased Shares").

                  2.2 Closing. The purchase and issuance of the Purchased Shares shall take place at a closing (the "Closing") to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, on the date hereof (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser certificates representing the Purchased Shares, duly registered in the name of the Purchaser or its nominee, and the Purchaser shall deliver to the Company the aggregate purchase price therefor by wire transfer of immediately available funds to an account designated in writing by the Company to the Purchaser at least two Business Days before the Closing.

                  At or prior to the Closing, the Company shall have delivered to the Purchaser an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, in form and substance reasonably satisfactory to the Purchaser, to the effect set forth on Exhibit B hereto.

                  2.3 Satellite Contract. At the Closing, the Company and SS/L shall also execute and deliver Amendment No. 16 to the Satellite Contract.

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                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Purchaser as follows:

                  3.1 Corporate Existance and Power. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification.

                  3.2 Subsidiaries. Except as set forth on Schedule 3.2, the Company has no Subsidiaries and no interest or investments in any corporation, partnership, limited liability company, trust or other entity or organization. Each Subsidiary listed on Schedule 3.2 has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority (corporate or otherwise) to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization. All of the issued and outstanding capital stock (or equivalent interests) of each Subsidiary set forth on Schedule
3.2 has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any Liens and there are no rights, options or warrants outstanding or other agreements to acquire shares of capital stock (or equivalent interests) of such Subsidiary.

                3.3 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Purchased Shares, (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or Bylaws or the organizational documents of its Subsidiaries; and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any

                                       6
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Contractual Obligation of the Company or any Requirement of Law applicable to the Company or its Subsidiaries. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or other material agreement of the Company or its Subsidiaries or the Certificate of Incorporation or Bylaws or the organizational documents of the Company's Subsidiaries.

                  3.4 Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, Contractual Obligation or otherwise, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares) by the Company, or enforcement against the Company, of this Agreement, or the transactions contemplated hereby.

                  3.5 Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  3.6 Capitalization of the Company. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which 10,528,394 shares will be issued and outstanding on the Closing Date (without giving effect to the issuance of the Purchased Shares) and 2,019,000 shares are reserved for issuance upon the exercise of outstanding stock options, and (ii) 50,000,000 shares of Preferred Stock, of which 5,304,608 shares of Convertible Preferred Stock will be issued and outstanding on the Closing Date. The Convertible Preferred Stock is convertible into shares of Common Stock as provided in Section 4(d) of the Certificate of Designations of the Convertible Preferred Stock. Except as set forth in this Section 3.6, on the Closing Date there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of capital stock of the Company nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares of capital stock. No stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company. The issued and outstanding shares of Common Stock and Preferred Stock, including, without limitation, the Purchased Shares, are all duly authorized, and are (or, in the case of the Purchased Shares, after payment therefor to the Company, will be) validly issued, fully paid and nonassessable.

                  3.7 SEC Filings; Financial Statements. The Company has timely filed and made available to the Purchaser all SEC Reports filed with the Commission since January 1, 1997. The SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange


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Act, as applicable and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in the SEC Reports, in light of the circumstances under which they were made, not misleading. Each of the Company's financial statements (including, in each case, any related notes) contained in the SEC Reports, complied as to form in all material respects with applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the financial position of the Company and its Subsidiaries as at the respective dates and for the periods indicated, except that the unaudited financial statements were subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                  3.8 Absence of Certain Developments. Since December 31, 1996, except as set forth in the SEC Reports delivered to the Purchaser, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, condition, financial or otherwise, of the Company and its Subsidiaries, or in their assets, liabilities, properties, business or prospects.

                  3.9 Compliance with Laws. None of the Company or its Subsidiaries is in material violation of any Requirement of Law to which it is subject.

                  3.10 Licenses. The Company has no reason to believe that either (i) it will not finally obtain any license, permit, franchise or other authorizations necessary for it to conduct its business as described in the SEC Reports or (ii) such license, permit, franchise or authorization will not be obtained on a timely basis.

                  3.11 Litigation. Except with respect to certain filings made with the Federal Communications Commission by Primosphere, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding pending, or to the best knowledge of the Company, threatened against or affecting the Company or its Subsidiaries or any of their properties, assets, business or prospects.

                  3.12 Intellectual Property. The Company and its Subsidiaries own, free and clear of all Liens, and has good and marketable title to, or holds adequate licenses or otherwise possesses all such rights as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques used or proposed to be used, in or necessary for the conduct of its business as now conducted or as proposed to be conducted in the SEC Reports (collectively, "Intellectual Property"). The Company has not received notice or otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property described in this Section 3.12. To the best of the Company's knowledge, the business of the Company as presently conducted and as proposed to be conducted in the SEC Reports does not infringe upon or violate any Intellectual Property rights of others.

                  3.13 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares. No registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale, or issuance of the Purchased Shares pursuant to this Agreement, assuming the accuracy of the Purchaser's representation contained in Section 4.5.

                  3.14 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by the Company, except for a fee payable to Batchelder & Partners, Inc., which shall be the responsibility of the Company.

                  3.15 No Other Significant Stockholder. On the Closing Date, there is no Significant Stockholder other than David Margolese.


                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

               The Purchaser hereby represents and warrants to the Company as follows:

                  4.1 Existence and Power. The Purchaser (a) is duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

                  4.2 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the transactions contemplated hereby, including, without limitation, the purchase of the Purchased Shares, (a) have been duly authorized by all necessary action, (b) do not contravene the terms of the Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to the Purchaser except for such violation, conflict, breach or Lien which will not result in a material adverse effect on the Purchaser's ability to consummate the transactions contemplated under this Agreement.

                  4.3 Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser, or enforcement against the Purchaser, of this Agreement (including, without limitation, the purchase of the Purchased Shares) or the transactions contemplated hereby.

                  4.4 Binding Effect. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

                  4.5 Purchase for Own Account. The Purchased Shares to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America or any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act or under an exemption from said registration available under the Securities Act. The Purchaser understands and agrees that if the Purchaser should in the future decide to dispose of any part of such Purchased Shares, it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on all certificates representing such Purchased Shares to the following effect:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR

               OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                  4.6 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable to any third party in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.


                                    ARTICLE 5

                  COVENANTS OF THE COMPANY AND DAVID MARGOLESE

                  5.1 Rule 144. The Company hereby covenants and agrees with the Purchaser that it shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Purchaser may reasonably request, all to the extent required to enable the Purchaser to sell the Purchased Shares pursuant to and in accordance with Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) ("Rule 144") or any similar rule or regulation hereafter adopted by the Commission. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144.

                           5.2. Tag-Along Rights.

                  (1) In the event any Significant Stockholder intends to Transfer shares of Common Stock having a fair market value (together with all shares of Common Stock Transferred by such Person in the preceding six months) exceeding $100,000, such Significant Stockholder (the "Selling Stockholder") shall notify the Purchaser, in writing, of such proposed Transfer and its terms and conditions. Within ten (10) Business Days of the date of such notice, the Purchaser shall irrevocably notify the Selling Stockholder if it elects to participate in such Transfer (a "Participation Notice"). If the Purchaser shall fail to notify the Selling Stockholder within such ten (10) Business Day period, it shall be deemed to have waived its rights hereunder. If the Purchaser shall have delivered a Participation Notice, it shall have the right to sell, at the same price and on the same terms and conditions as the Selling Stockholder, an amount of shares of Common Stock equal to the shares of Common Stock the third party actually proposes to purchase multiplied by a fraction, the numerator of which

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shall be the number of shares of Common Stock owned by the Purchaser and the denominator of which shall be the aggregate number of shares of Common Stock owned by the Selling Stockholder and the Purchaser. Nothing contained herein shall obligate the Selling Stockholder to consummate the proposed Transfer or limit the Selling Stockholder's right to amend or modify the terms of the proposed Transfer in any respect; provided that the Purchaser is offered the opportunity to participate in the proposed Transfer on such amended or modified term. Notwithstanding the foregoing, this Section 5.2 shall not apply to any Transfer if at the date thereof Purchaser and its Subsidiaries collectively shall beneficially own fewer than 190,500 shares of Common Stock.

                  (2) The Company shall not issue or sell any shares of Common Stock, Convertible Preferred Stock or any other class of capital stock which is convertible into or exchangeable for Common Stock to any Person if such issuance or sale would result in such Person becoming a Significant Stockholder unless and until such Person shall have delivered to the Company and the Purchaser a written agreement stating that such Person agrees to be bound by the provisions of Section 5.2 of this Agreement.

                          5.3. Preemptive Right.

                  (i) If at any time after the date hereof and prior to the first anniversary of the Operational Date, the Company proposes to issue Common Stock of any kind (including any warrants, options or securities or units comprising securities convertible into or exchangeable for Common Stock or rights to acquire the same) of the Company, other than (i) pursuant to an underwritten public offering, (ii) pursuant to an employee or non-management director stock option plan, stock bonus plan, stock purchase plan or other management equity program or plan or (iii) securities issuable upon exercise of previously issued warrants, options or other rights to acquire Common Stock or upon conversion of previously issued securities convertible into Common Stock, then the Company shall:

                  (1) give written notice setting forth in reasonable detail (a) the terms and provisions of the securities proposed to be issued (the "Proposed Securities"); (b) the price and other terms of the proposed sale of such securities; (c) the amount of such securities proposed to be issued; and (d) such other information as the Purchaser may reasonably request in order to evaluate the proposed issuance; and

                  (2) offer to issue to the Purchaser a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock held by the Purchaser, by (y) the total number of shares of Common Stock then outstanding.

The Purchaser must exercise its purchase rights hereunder within ten (10) Business Days after receipt of such notice from the Company.

                  (ii) Upon the expiration of the offering period described above, or if the Purchaser shall default in paying for or purchasing the Proposed Securities on the terms offered by the Company, the Company will be free to sell such Proposed Securities that the Purchaser has not elected to purchaser during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Purchaser. Any Proposed Securities offered or sold by the Company after such 90 day period must be reoffered to the Purchaser pursuant to this Section 5.3.

                  (iii) The election by the Purchaser not to exercise its preemptive rights under this Section 5.3 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holders) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Purchaser the rights described in this Section 5.3 shall be void and of no force and effect.

                                    ARTICLE 6

                           COVENANTS OF THE PURCHASER

               The Company and its underwriters, by written notice from the Company and its lead underwriter to the Purchaser (a "Lock-up Request"), given as provided herein on or after the time of the initial filing with the Commission of any registration statement (other than a registration statement relating to an offering described in Section 7.1 with respect to any offering of Common Stock or securities convertible into Common Stock (the "Offering"), may request that the Purchaser agree not to offer, sell or transfer any of the Purchased Shares, or engage in any hedging transactions with respect to the Purchased Shares, during the 180-day period (the "Lock-up Period") beginning on a date specified in the Lock-up Request, which date may be as early as five (5) business days prior to the expected effective date (but no later than the effective date) with respect to the registration statement for the Offering, and the Purchaser agrees to consent to and be bound by the restrictions specified in any such Lock-up Request; provided, however, that (a) such a lock-up agreement with respect to any Offering shall not prevent Purchaser from selling Purchased Shares which it is entitled to sell in such Offering pursuant to Section 7.2 if it shall have made the request specified therein, (b) the Purchaser's Lock-Up Period shall not be greater than the shortest similar period to which any Comparable Stockholder is requested to agree by the lead underwriter of such Offering, and (c) the Purchaser shall be obligated to consent to and be bound by a total of by no more than two such lock-up agreements with respect to Offerings actually declared effective by the Commission. The Company shall specify the expected effective date of any Offering by notice to the Purchaser given not later than two (2) Business Days prior to the beginning of the Lock-up Period. The Purchaser shall cause each Person to whom it Transfers, in one or a series of related transactions, 500,000 or more shares of Common Stock to execute and deliver to the Company a letter agreement pursuant to which such transferee agrees (and to cause each other Person to whom it Transfers any shares of Common Stock if, after giving effect to such Transfer, such Person, together with its Affiliates, would beneficially own 500,000 or more shares of Common Stock to execute and deliver to the Company a similar letter agreement) to comply with the requirements of this Article 6 (including this sentence) to the same extent and subject to the same terms and conditions as the Purchaser.


                                    ARTICLE 7

                               REGISTRATION RIGHTS

                  7.1 Requested Registration. If the Company shall receive from the Purchaser, at any time following the Operational Date, a written request (which shall specify whether the distribution will be made by means of an underwriting) that the Company effect any registration with respect to all or a part of the Purchased Shares that constitute Registrable Securities (a "Demand Notice"), which Demand Notice shall request registration of not less than 500,000 shares of Common Stock or all remaining shares of Common Stock then held by the Purchaser, the Company will, as soon as practicable, use its diligent best efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of the Purchased Shares as are specified in such request. After the Company has effected one (1) such registration pursuant to this Section 7.1 and such registration has been declared effective and the distribution contemplated thereunder completed, the Company shall have no further obligation under this Section 7.1. Notwithstanding the foregoing, if the Company shall furnish to the Purchaser a certificate signed by the President or the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore desirable and in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Purchaser; provided however, that the Company may not utilize this right more than once in any twelve month period.

                  7.2 Company Registration. (a) If the Company shall determine to register any of its equity securities for the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substan-tially the same information as would be required to be included in a registration statement covering the sale of Purchased Shares, the Company will promptly give to the Purchaser a written notice thereof and include in such registration, and in any underwriting involved therein, all the Purchased Shares that constitute Registrable Securities specified in a written request made by the Purchaser within ten Business Days after receipt of the written notice from the Company described above. The Purchaser shall be entitled to have its shares included in an unlimited number of registrations pursuant to Section 7.2.

                  (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchaser as a part of the written notice given pursuant to Section 7.2(a). In such event, the right of the Purchaser to registration pursuant to this Section 7.2(a) shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of the Purchaser's shares of Common Stock in the underwriting to the extent provided herein. If the Purchaser shall have elected to exercise its rights under this Section 7.2(a), it shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 7.2, if the representative determines and so advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise the Purchaser. In such an event, the number of Purchased Shares that may be included in the registration and underwriting by the Purchaser shall be reduced, on a pro rata basis (based on the number of shares held by the Purchaser and each other Person (other than the Company) registering shares under such registration), by such minimum number of shares as is necessary to comply with such limitation. If the Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Purchased Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  7.3 Transferability . The registration rights granted pursuant to this Article 7 shall be assignable, in whole or in part, to any transferee of the Purchased Shares; provided, however, that the rights granted under Section
7.1 shall be assignable only to a Transferee who, after giving effect to such Transfer, beneficially owns at least 500,000 shares of Common Stock.

                  7.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Article 7 shall be borne by the Company, and all Selling Expenses shall be borne by the Purchaser.

                  7.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Article 7, the Company will:

                  (a) furnish to the Purchaser prior to the filing of the requisite Registration Statement copies of drafts of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such registration statement (including each preliminary prospectus) and such other documents in such quantities as the Purchaser may reasonably request from time to time in order to facilitate its distribution;

                  (b) notify the Purchaser promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

                  (c) advise the Purchaser promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

                  (d) use all reasonable efforts to register or qualify the Purchased Shares under such other securities or blue sky laws of such jurisdictions as the Purchaser (or the managing underwriter, in the case of underwritten offerings) reasonably requests; provided that the Company shall not be required to qualify to do business or become subject to service of process or taxation in any jurisdiction in which it is not already so qualified or subject;

                  (e) use all reasonable efforts to cause the Purchased Shares included in the registration statement to be listed on a securities exchange or authorized for quotation on a national quotation system on which any of the Common Stock is then listed;

                  (f) notify the Purchaser, at any time when a prospectus relating to the proposed sale is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such registration statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Purchased Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (g) enter into customary agreements (including without limitation, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Purchased Shares included in the registration statement.

                             7.6  Indemnification

                  (a) The Company will indemnify the Purchaser, each of its officers and directors, and each person controlling the Purchaser within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, with respect to each registration which has been effected pursuant to this Article 7, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Purchaser, each of its officers and directors, and each person controlling the Purchaser, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Purchaser with respect to the Purchaser and stated to be specifically for use therein.

                  (b) The Purchaser will, if Purchased Shares held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact with respect to the Purchaser contained in any such registration statement, prospectus or other document made by the Purchaser, or any omission (or alleged omission) to state therein a material fact with respect to the Purchaser required to be stated therein or necessary to make the statements by the Purchaser therein not misleading, and will reimburse the Company and such other directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by the Purchaser with respect to the Purchaser and stated to be specifically for use therein; provided, however, that the obligations of the Purchaser hereunder shall be limited to an amount equal to the proceeds to the Purchaser of securities sold as contemplated herein.

                  (c) If the indemnification provided for in this Section 7.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


                  (d) Unless Purchaser is at the time an Affiliate of the Company, the Purchaser shall not be required, in connection with any underwriting arrangements entered into in connection with any registration, to provide any information, representations or warranties or covenants with respect to the Company, its business or operations, and the Purchaser shall not be required to provide any indemnification with respect to any registration statement except as specifically provided in 7.6(b) hereof. Nothing in this
Section 7.6(d) shall create, or be deemed to create, any obligation on the part of Purchaser to provide at any time any information, representations or warranties or covenants with respect to the Company, its business or operations, or any indemnification with respect to any registration statement other than as specifically provided in Section 7.6(b).

                                    ARTICLE 8

                                  MISCELLANEOUS

                  8.1 Expenses. Each of the Company and Purchaser shall pay its own expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

                  8.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery or sent by reputable overnight courier, on the first business day following the date of such mailing, as follows:

                             (a) if to the Company:

                                  CD Radio Inc.
                              1001 22nd Street N.W.
                              Washington, DC 20037
                           Attention: David Margolese
                            Telecopy: (202) 296-6265

                                 with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                       Attention: Leonard V. Quigley, Esq.
                            Telecopy: (212) 757-3990

                            (b) if to the Purchaser:

                        Loral Space & Communications Ltd.
                                600 Third Avenue
                               New York, NY 10017
                            Attention: Eric J. Zahler
                            Telecopy: (212) 338-5350

                                 with a copy to:

                            Willkie Farr & Gallagher
                                 Citicorp Center
                               153 E. 53rd Street
                               New York, NY 10022
                            Attention: Bruce R. Kraus
                            Telecopy: (212) 821-8111


Any party may by notice given in accordance with this Section 8.2 designate another address or person for receipt of notices hereunder.

                  8.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto provided, however, that the Purchaser may freely assign to a wholly-owned direct or indirect Subsidiary if Purchaser shall unconditionally guarantee all payment obligations of such Subsidiary under this Agreement.

                             8.4  Amendment and Waiver.

                  (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and the Purchaser.

                  8.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

                  8.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                  8.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  8.9 Entire Agreement. This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the schedules hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  8.10 Further Assurances. Each of the parties shall execute such documents and take, or cause to be taken, all appropriate action, and shall do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                               CD RADIO INC.



                                               By: /s/ David Margolese
                                                 Name: David Margolese
                                                 Title: Chairman & CEO


                                               LORAL SPACE & COMMUNICATIONS LTD



                                               By: /s/ Eric J. Zahler
                                                 Name: Eric J. Zahler
                                                 Title: Vice President


                                               DAVID MARGOLESE


                                                 By: /s/ David Margolese
                                                 Name: David Margolese

                                                               Schedule 3.2

                           Subsidiaries of the Company


                                                       Jurisdiction of
Name                                                    Incorporation
----                                                  -----------------

Satellite CD Radio, Inc.                                  Delaware